EXHIBIT 99.1

INSPERITY ANNOUNCES SECOND QUARTER RESULTS

•	Q2 EPS increases 25% in spite of rebranding investment
•	Q2 revenues increase 15% on 9% unit growth
•	Year-to-date EPS increases 111% on 16% revenue growth

HOUSTON – Aug. 1, 2011 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the second quarter and six months ended June 30, 2011.  For the second quarter, the company reported net income of $6.7 million, a 31.7% increase over the $5.1 million earned in the 2010 period.  Diluted earnings per share were $0.25, an increase of 25.0% over the 2010 period.  Excluding rebranding costs of $0.07 per share, earnings per share would have been $0.32.

For the six months ended June 30, 2011, the company reported net income of $15.5 million, a 109.3% increase over the $7.4 million earned in the 2010 period.  Diluted earnings per share were $0.59, an increase of 110.7% over the 2010 period.  Excluding rebranding costs of $0.17 per share, earnings per share would have been $0.76.

“Insperity TM continues to perform well in the face of a continuing weak labor market as a result of solid execution as we transition to our new business strategy,” said Paul J. Sarvadi, Insperity chairman and chief executive officer.  “Our new brand has been well received and we’re gaining momentum as we establish fundamental long-term growth and cross-selling initiatives.”

Second Quarter Results

Revenues for the second quarter of 2011 increased 14.7% over the 2010 quarter due to an 8.8% increase in the average number of worksite employees paid per month and a 5.4% increase in revenues per worksite employee per month.

Gross profit increased 17.5% over the second quarter of 2010 to $83.8 million.  The average gross profit per worksite employee per month increased $18, or 8.0%, to $244 in the second quarter of 2011 from $226 in the 2010 period.  This increase was attributable to improved results in each of the company’s Workforce Optimization™ (PEO) direct cost programs and a higher contribution from the company’s adjacent businesses.

Operating expenses increased 15.4% to $72.4 million compared to the second quarter of 2010, primarily due to costs associated with the company’s rebranding initiative and acquisitions made in mid 2010 and early 2011.  Operating expenses per worksite employee per month increased 6.0% to $211 in the 2011 period from $199 in the 2010 period.

Insperity, Inc.

Year-to-Date Results

Year-to-date revenues were $1.0 billion, an increase of 16.0% over the 2010 period.  Gross profit for the six months ended June 30, 2011, increased 21.4% to $174.8 million.  The average gross profit per worksite employee per month increased $27, or 11.7%, to $257 in the 2011 period from $230 in the 2010 period.

Year-to-date operating expenses increased 12.6% over the first six months of 2010 to $148.3 million, primarily due to rebranding costs of approximately $7.9 million, and expenses of $5.8 million associated with acquisitions made in mid 2010 and early 2011. On a per worksite employee per month basis, operating expenses increased 3.3% to $218 in the 2011 period from $211 in the 2010 period.

EBITDA plus stock-based compensation increased 59.2% to $39.0 million compared to the first six months of 2010.  Cash outlays included an upfront payment of $10.8 million related to the acquisition of desktop and software-as-a-service products and other assets of OrgPlus, dividends of $8.0 million, capital expenditures of $8.4 million and share repurchases of $6.6 million.  The company received a $9.6 million scheduled reimbursement from its workers’ compensation program during the second quarter.  Working capital at June 30, 2011, was $152.2 million, an increase of $7.8 million over December 31, 2010.

“Significantly growing our earnings throughout the first half of the year, while investing in both our rebranding and adjacent businesses, demonstrates Insperity’s strong earnings power,” said Douglas S. Sharp, senior vice-president of finance, chief financial officer and treasurer.  “The resulting cash flow, combined with our strong balance sheet, gives us the flexibility to invest in our current offerings and infrastructure, pursue strategic acquisitions and continue our dividend and share repurchase programs.”

Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, give guidance for the third quarter and update the full year 2011 guidance, and answer questions from investment analysts.  To listen in, call 877-651-0053 and use conference i.d. number 83098488.  The call will also be webcast at http://ir.insperity.com. The conference call script and company guidance will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 83098488, for one week.  The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 25 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity Business Performance Advisors offer the most comprehensive Workforce OptimizationTM solution in the marketplace that delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity.  Additional offerings include MidMarket SolutionsTM, Performance Management, Expense Management, Time and Attendance, Organizational Planning, Recruiting Services, Employment Screening, Retirement Services, Business Insurance and Technology Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees.  With 2010 revenues in excess of $1.7 billion, Insperity operates in 56 offices throughout the United States.  For more information, visit http://www.insperity.com.

Insperity, Inc.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions.  Forward-looking statements involve a number of risks and uncertainties.  In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing.  Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results.  We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made.  These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict.  In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate.  Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially are: (i) continued effects of the economic recession and general economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers and other insurers, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll, payroll taxes and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate or realize expected return on our Adjacent Business Strategy, including acquisitions; and (x) an adverse final judgment or settlement of claims against Insperity.  These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission.  Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	June 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Cash and cash equivalents	$265,191	$234,829
Restricted cash	41,331	41,204
Marketable securities	37,598	43,367
Accounts receivable	135,089	142,107
Prepaid insurance and other current assets	34,268	33,506
Income taxes receivable	976	1,808
Deferred income taxes	108	1,267
Total current assets	514,561	498,088

Property and equipment, net	81,206	76,027
Prepaid health insurance	9,000	9,000
Deposits	48,364	54,371
Goodwill and other intangible assets, net	29,280	21,251
Other assets	1,131	1,108
Total assets	$683,542	$659,845

Liabilities and Stockholders’ Equity
Accounts payable	$2,424	$3,309
Payroll taxes and other payroll deductions payable	98,210	145,096
Accrued worksite employee payroll cost	171,076	109,697
Accrued health insurance costs	12,425	15,419
Accrued workers’ compensation costs	42,926	42,081
Accrued corporate payroll and commissions	19,764	23,743
Other accrued liabilities	15,493	14,264
Total current liabilities	362,318	353,609

Accrued workers’ compensation costs	59,735	55,730
Other accrued liabilities	1,299	1,261
Deferred income taxes	9,097	8,850
Total noncurrent liabilities	70,131	65,841

Stockholders’ equity:
Common stock	309	309
Additional paid-in capital	136,193	135,607
Treasury stock, cost	(121,964)	(124,464)
Accumulated other comprehensive income, net of tax	59	21
Retained earnings	236,496	228,922
Total stockholders’ equity	251,093	240,395
Total liabilities and stockholders’ equity	$683,542	$659,845

Insperity, Inc.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2011	2010	Change	2011	2010	Change

Operating results:
Revenues (gross billings of $2.731 billion, $2.354 billion, $5.619 billion and $4.830 billion, less worksite employee payroll cost of $2.258 billion, $1.942 billion, $4.610 billion and $3.960 billion, respectively)	$472,903	$412,418	14.7%	$1,009,284	$870,080	16.0%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	389,062	341,061	14.1%	834,484	726,038	14.9%
Gross profit	83,841	71,357	17.5%	174,800	144,042	21.4%
Operating expenses:
Salaries, wages and payroll taxes	38,467	34,505	11.5%	78,064	73,692	5.9%
Stock-based compensation	2,556	2,410	6.1%	4,346	4,178	4.0%
General and administrative expenses	17,023	14,634	16.3%	38,916	32,128	21.1%
Commissions	3,255	2,818	15.5%	6,351	5,605	13.3%
Advertising	7,539	4,698	60.5%	13,045	8,575	52.1%
Depreciation and amortization	3,601	3,723	(3.3)%	7,549	7,534	0.2%
Total operating expenses	72,441	62,788	15.4%	148,271	131,712	12.6%
Operating income	11,400	8,569	33.0%	26,529	12,330	115.2%
Other income:
Interest income	304	255	19.2%	588	458	28.4%
Income before income tax expense	11,704	8,824	32.6%	27,117	12,788	112.1%
Income tax expense	4,963	3,706	33.9%	11,590	5,371	115.8%
Net income	$6,741	$5,118	31.7%	$15,527	$7,417	109.3%
Less net income allocated to participating securities	(199)	(51)	290.2%	(463)	(214)	116.4%
Net income allocated to common shares	$6,542	$5,067	29.1%	$15,064	$7,203	109.1%
Basic net income per share of common stock	$0.25	$0.20	25.0%	$0.59	$0.29	103.4%
Diluted net income per share of common stock	$0.25	$0.20	25.0%	$0.59	$0.28	110.7%

Insperity, Inc.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three months ended			Six months ended
	June 30,			June 30,
	2011	2010	Change	2011	2010	Change

Statistical data:
Average number of worksite employees paid per month	114,656	105,359	8.8%	113,533	104,184	9.0%
Revenues per worksite employee per month (1)	$1,375	$1,305	5.4%	$1,482	$1,392	6.5%
Gross profit per worksite employee per month	244	226	8.0%	257	230	11.7%
Operating expenses per worksite employee per month	211	199	6.0%	218	211	3.3%
Operating income per worksite employee per month	33	27	22.2%	39	20	95.0%
Net income per worksite employee per month	20	16	25.0%	23	12	91.7%

(1)	Gross billings of $7,938, $7,450, $8,249 and $7,726 per worksite employee per month, less payroll cost of $6,563, $6,145, $6,767 and $6,334 per worksite employee per month, respectively.

Insperity, Inc.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three months ended			Six months ended
	June 30,			June 30,
	2011	2010	Change	2011	2010	Change

Payroll cost (GAAP)	$2,257,602	$1,942,142	16.2%	$4,609,865	$3,959,675	16.4%
Less: Bonus payroll cost	164,612	91,984	79.0%	469,461	321,489	46.0%
Non-bonus payroll cost	$2,092,990	$1,850,158	13.1%	$4,140,404	$3,638,186	13.8%

Payroll cost per worksite employee (GAAP)	$6,563	$6,145	6.8%	$6,767	$6,334	6.8%
Less: Bonus payroll cost per worksite employee	478	291	64.3%	689	514	34.0%
Non-bonus payroll cost per worksite employee	$6,085	$5,854	3.9%	$6,078	$5,820	4.4%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees.  Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program.  As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	Three months ended			Six months ended
	June 30,			June 30,
	2011	2010	Change	2011	2010	Change
Net income (GAAP)	$6,741	$5,118	31.7%	$15,527	$7,417	109.3%
Income tax expense	4,963	3,706	33.9%	11,590	5,371	115.8%
Depreciation and amortization	3,601	3,723	(3.3)%	7,549	7,534	0.2%
EBITDA	15,305	12,547	22.0%	34,666	20,322	70.6%
Stock-based compensation	2,556	2,410	6.1%	4,346	4,178	4.0%
	$17,861	$14,957	19.4%	$39,012	$24,500	59.2%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense.  Insperity management believes EBITDA is often a useful measure of the company’s operating performance, as it allows for additional analysis of the company’s operating results separate from the impact of taxes and capital and financing transactions on earnings.

Insperity, Inc.

Non-bonus payroll and EBITDA are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies.  Non-bonus payroll and EBITDA should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Insperity includes non-bonus payroll and EBITDA in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s workers’ compensation program and the company’s operating performance during the periods presented. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.

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